INVESCO INTERNATIONAL ALLOCATION FUND                              SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER:       811-2699
SERIES NO.:        17

74U.    1 Number of shares outstanding (000's Omitted)
          Class A               14,590

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B               1,842
          Class C               4,293
          Class R                 544
          Class Y                 406
          Institutional Class       7

74V.    1 Net asset value per share (to nearest cent)
        Class A                 $8.27

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $8.14
          Class C               $8.14
          Class R               $8.23
          Class Y               $8.28
          Institutional Class   $8.32